Exhibit 5.1

February 1, 2012

Tengion, Inc. 3929 Westpoint Blvd., Suite G Winston-Salem, NC 27103
Re:	Tengion, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tengion, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to shares of common stock, par value $0.001 (the “Common Stock”), preferred stock, par value $0.001 (the “Preferred Stock”), debt securities of the Company (the “Debt Securities”), warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), rights to purchase Common Stock, Preferred Stock, Debt Securities or Warrants (the “Rights”) and units consisting of any combination of the foregoing (the “Units”).  The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units are hereinafter collectively referred to as the “Offered Securities.”  The Offered Securities may be issued and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein and any supplements thereto filed pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, for an aggregate initial offering price not to exceed $30,000,000.

We have examined the following documents: (a) the Fourth Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"); (b) the Amended and Restated Bylaws of the Company; and (c) the Registration Statement and all exhibits thereto.  We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certificate or photostatic copies, and the authenticity of the originals of such certified or photostatic copies.  In rendering the opinions set forth below, we have relied as to factual matters upon certificates, statements and representations of, and other information obtained from, the Company, its officers and representatives, public officials and other sources believed by us to be responsible.  We have assumed the conformity of the documents filed with the Commission via the EDGAR system, except for required EDGAR formatting changes, to physical copies of the documents submitted for our examination.

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Tengion, Inc.
February 1, 2012

For purposes of this opinion letter, we have assumed further that, at the time of the issuance, sale and delivery of the Offered Securities at issue: (a) the Certificate of Incorporation of the Company, as currently in effect, will not have been modified or amended in any manner material to the opinions set forth herein and will be in full force and effect, (b) the number of shares of Preferred Stock of each series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Offered Securities under the Registration Statement, together with the number of shares of Preferred Stock of such series and the number of shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any Offered Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such series, and the number of shares of Common Stock, respectively, authorized in the Certificate of Incorporation of the Company, less the number of shares of Preferred Stock of such series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Offered Securities are authorized, the date subsequent to the date hereof on which the Offered Securities are issued and delivered, the date subsequent to the date hereof on which any Offered Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock of such series, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock of such series and shares of Common Stock, respectively, are issued pursuant to the conversion, exchange or exercise of such Offered Securities; (c) none of the terms of any Offered Security to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Security containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of such Offered Security established subsequent to the date hereof, nor the form of certificate, receipt or other instrument or document evidencing such Offered Security approved subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of the Company, any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; and (d) the form of certificate, receipt or other instrument or document representing the Offered Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Delaware law.

On the basis of the foregoing, we are of the opinion that:

1.           With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated and authorized committee thereof has duly adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (c) if the Offered Common Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement, or if the Offered Common Stock is to be sold other than in a firm commitment underwritten offering, a purchase agreement, with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of the Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company and (e) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto, and in accordance with the resolutions approving the issuance and sale thereof and any applicable underwriting or other purchase agreement, the shares of Offered Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

Tengion, Inc.
February 1, 2012

2.           With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated and authorized committee thereof has duly adopted resolutions establishing or designating the number of shares of Preferred Stock to be included in such series of Preferred Stock (and distinguishing it from any other series of Preferred Stock then authorized for issuance), and the rights and preferences and other terms, including the voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Offered Preferred Stock, and approving the issuance and sale of the Offered Preferred Stock at a specified price or pursuant to a specified pricing mechanism, (c) a certificate of designation has been duly filed with the Secretary of State of Delaware setting forth the number of shares of Preferred Stock to be included in such series of Offered Preferred Stock, and the rights and preferences and other terms, including the voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, of the Offered Preferred Stock as established by the Board of Directors or a duly designated and authorized committee thereof, (d) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering, an underwriting agreement, or if the Offered Preferred Stock is to be sold other than in a firm commitment underwritten offering, a purchase agreement, with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (e) certificates representing the shares of the Offered Preferred Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company, (f) the Board of Directors or a duly designated and authorized committee thereof has duly authorized for issuance (and where applicable established the number and terms) and reserved for issuance any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 1 above, respectively, and (g) the shares of Offered Preferred Stock have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the resolutions approving the issuance and sale thereof ,and any applicable underwriting or other purchase agreement, the shares of Offered Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable.

Tengion, Inc.
February 1, 2012

3.           With respect to any offering of Debt Securities by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated and authorized committee thereof has adopted resolutions approving the issuance and sale of the Offered Debt Securities at a specified price or pursuant to a specified pricing mechanism, (c) the applicable indenture (the “Indenture”) or other agreement relating to the Offered Debt Securities and any supplement to the indenture or other agreement have been duly authorized, executed and delivered between the Company and an eligible trustee, (d) the terms of the applicable Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture, (e) such Offered Debt Securities have been duly executed, authenticated, and delivered in accordance with the Indenture, agreement and supplement, (f) the Board of Directors or any duly designated and authorized committee thereof,  has duly authorized the issuance of and reserved for issuance (and where applicable, established the number and terms of and caused to be filed a certificate of designation with the Secretary of State of Delaware in respect of) any shares of Common Stock and/or shares of any series of Preferred Stock issuable upon conversion of the Offered Debt Securities in accordance with the procedures set forth in Paragraphs 1 and 2 above, respectively, and duly authorized the issuance of any Debt Securities of another series issuable upon conversion of the Offered Debt Securities in accordance with the procedures set forth in this Paragraph 3 and/or any other securities of the Company issuable upon conversion of the Offered Debt Securities, in each case at a minimum price or value of consideration to be set by the Board of Directors, (g) if the Offered Debt Securities are to be sold in a firm commitment underwritten offering, an underwriting agreement, or if the Offered Debt Securities are to be sold other than in a firm commitment underwritten offering, a purchase or distribution agreement, with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto and (h) such Offered Debt Securities have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the resolutions approving the issuance and sale thereof and any underwriting or other purchase or distribution agreement, all necessary corporate action on the part of the Company will have been taken to authorize the Debt Securities and the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.           With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated and authorized committee thereof has adopted resolutions approving, and has taken or caused to be taken all other corporate action necessary to approve, the form, terms, issuance and sale of the Offered Warrants at a specified price or pursuant to a specified pricing mechanism, and has in accordance with the procedures set forth in Paragraphs 1, 2 and 3 above, as applicable, duly authorized the issuance of and reserved for issuance (and where applicable, established the number and terms of and caused to be filed a certificate of designation with the Secretary of State of Delaware in respect of), the Common Stock, Preferred Stock and/or Debt Securities to be issued upon the exercise of the Offered Warrants, (c) if the Offered Warrants are to be sold in a firm commitment underwritten offering, an underwriting agreement, or if the Offered Warrants are to be sold other than in a firm commitment underwritten offering, a purchase agreement, with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the Offered Warrants have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and in accordance with the resolutions approving the issuance and sale thereof and  the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable warrant agreement (the “Warrant Agreement”) between the Company and the purchaser or warrant agent named therein, the Offered Warrants will be validly issued and, upon the exercise of the Offered Warrants in accordance with their terms, including payment of any exercise price therefor, any Common Stock, Preferred Stock and/or Debt Securities to be issued upon the exercise of the Offered Warrants will be duly authorized, validly issued, fully paid and non-assessable.

Tengion, Inc.
February 1, 2012

5.           With respect to any offering of Rights by the Company pursuant to the Registration Statement (the “Offered Rights”), when (a) the Registration Statement has become effective under the Securities Act, (b) the board of directors or any duly designated and authorized committee thereof has adopted resolutions authorizing and approving, and has taken or caused to be taken all other corporate action necessary to approve, the form, issuance, execution and terms of the Offered Rights, the related rights agreements between the Company and the rights agent or purchaser named therein (the “Right Agreements”), if any, and the terms of the offering thereof and related matters , and has in accordance with the procedures set forth in Paragraphs 1, 2, 3 and 4 above, as applicable, duly authorized the issuance of and reserved for issuance (and where applicable, established the number and terms of and caused to be filed a certificate of designation with the Secretary of State of Delaware in respect of) any Offered Securities which are components of such Offered Rights, (c) if the Offered Rights are to be sold in a firm commitment underwritten offering, an underwriting agreement or if the Offered Rights are to be sold other than in a firm commitment underwritten offering, a purchase agreement, with respect to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto, and (d) the (x) Offered Rights, (y) the Right Agreements, if any, and (z) such Offered Securities that are components of such Offered Rights have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the resolutions approving the issuance and sale thereof and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Rights Agreement and (ii) Warrant Agreement, in the case of Warrants, such Offered Rights will be validly issued and will entitle the holder thereof to the rights specified in the Rights Agreements, if any, and any Common Stock, Preferred Stock or Debt Securities that are components of such Offered Rights will be duly authorized, validly issued, fully paid and non-assessable.

6.           With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (a) the Registration Statement has become effective under the Securities Act, (b) when the board of directors or any duly designated and authorized committee thereof, has adopted resolutions authorizing and approving, and has taken or caused to be taken all other corporate action necessary to approve, the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (the “Unit Agreements”), if any, and the terms of the offering thereof and related matters, and has in accordance with the procedures set forth in Paragraphs 1, 2, 3, 4 and 5 above, as applicable, duly authorized the issuance of and reserved for issuance (and where applicable, established the number and terms of and caused to be filed a certificate of designation with the Secretary of State of Delaware in respect of) any Offered Securities which are components of such Offered Units, (c) if the Offered Units are to be sold in a firm commitment underwritten offering, an underwriting agreement or if the Offered Units are to be sold other than in a firm commitment underwritten offering, a purchase agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto and (d) the (x) Offered Units, (y) the Unit Agreements, if any, and (z) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the resolutions approving the issuance and sale thereof and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant Agreement, in the case of Warrants, such Offered Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any, and any Common Stock, Preferred Stock or Debt Securities that are components of such Offered Units will be duly authorized, validly issued, fully paid and non-assessable.

Tengion, Inc.
February 1, 2012

Our opinion as it relates to the validity and enforceability of any Debt Securities (whether or not issued as a component part of any other Offered Security) is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

Tengion, Inc.
February 1, 2012

We have assumed with your permission (i) that the Indenture, the Debt Securities and any related supplemental indenture or officers’ certificate establishing the terms thereof (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein.  This opinion is limited to the present laws of the State of Delaware, the present federal law of the United States of America and, solely with respect to the opinion in paragraph 3, the present laws of the State of New York.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.  This opinion letter speaks as of the date hereof and we assume no obligation to advise you or any other person with regard to any change in the circumstances or the law that may bear on the matters or change the opinions set forth herein after the date hereof.

We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP